NEWS RELEASE

For Release:    Immediately
Contact:    Robert Webb, Corporate Communications, (706) 624-2050

MOHAWK INDUSTRIES ANNOUNCES PLANNED LEADERSHIP TRANSITION

CALHOUN, Ga., Nov. 5, 2025 — Mohawk Industries, Inc. (NYSE: MHK) today announced that James F. Brunk, the Company’s Chief Financial Officer, plans to retire, effective April 1, 2026, and Nicholas P. Manthey, Vice President of Corporate Finance and Investor Relations, will succeed Mr. Brunk as Mohawk’s next chief financial officer.
“It has been a privilege to serve as CFO at Mohawk, and I am proud of the progress our Company has made during the past 20 years, as we became the global leader in flooring,” said Mr. Brunk. “I am grateful to our leadership team and finance team for their excellent work. I have had the pleasure of working with exceptional people around the globe, and those relationships have been the most gratifying part of the job. I am proud of all we have accomplished as a team.”
Mr. Brunk has worked closely with Mr. Manthey to ensure a smooth transition, and Mr. Brunk will support Mohawk in a senior advisory role following his retirement.
“I appreciate Jim’s many contributions to Mohawk’s success,” said Jeffrey S. Lorberbaum, Chairman and Chief Executive Officer. “His leadership was instrumental in Mohawk becoming the world’s largest flooring company by entering new geographies, integrating significant acquisitions and driving business expansion around the globe. Jim has positioned Mohawk to build upon its years of success with a dedicated team of talented professionals and a strong financial position that will support our future growth.”
“Since Nick became a part of our company, he and our leadership team have partnered to improve the business, and I am confident he has the experience and skills to deliver excellent results as our next chief financial officer,” said Mr. Lorberbaum. “Nick has a deep and diverse background in finance with decades of experience in international manufacturing and technology companies. He has worked with our global finance team and segment leadership to gain a comprehensive understanding of our worldwide operations.”
Mr. Manthey joined Mohawk’s Flooring North America segment in 2020 as the segment’s chief financial officer and has since worked as Mohawk’s Vice President of Corporate Finance and Investor Relations. Prior to joining Mohawk, Mr. Manthey broadened his finance and leadership skills at Bridgestone and Intel, advancing in analytical and strategic operational positions, including leadership roles in both the U.S. and Latin America.
“Mohawk is a strong business with great potential, and I am excited by this opportunity,” said Mr. Manthey. “We have an exceptional finance team across the enterprise. I look forward to partnering with them to identify new opportunities to strengthen our business and working with our leadership team to deliver outstanding results for our shareholders.”

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ABOUT MOHAWK INDUSTRIES
Mohawk Industries is a leading global flooring manufacturer, providing products that enhance residential and commercial spaces in approximately 180 countries. During the past two decades, we have expanded the Company’s operational footprint with manufacturing facilities in North America, Europe, South America, Oceania and Asia. Our vertically integrated manufacturing and distribution processes provide competitive advantages in the production of ceramic tile, carpet, laminate, wood, stone, and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step, Unilin and Vitromex.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. Important factors that could cause future results to differ from historical experience and our present expectations or projections include, but are not limited to, the following: changes in economic or industry conditions; the impact of tariffs; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s U.S. Securities and Exchange Commission reports and public announcements.